Exhibit 3.201

ARTICLES OF ORGANIZATION

OF

615 MUSIC LIBRARY, LLC

The undersigned, acting as the organizer ors limited liability company under the Tennessee Limited Liability Company Act, Tennessee Code Annotated § 48-201-101 et seq. (“Act”), hereby adopts the rollout Articles of Organization for such limited liability company:

ARTICLE I

The name of the limited liability company is 615 Music Library, LLC.

ARTICLE II

The street address and rip code of the initial registered office of the limited liability company shall be 1030 16th Avenue South, Nashville, Tennessee 37212. The name of the professional limited company’s initial registered agent at its initial registered office is Randy Wachtler.

ARTICLE III

The name and address of the organizer is Jay S. Bowen, 1906 West End Avenue, Nashville, Tennessee 37203.

ARTICLE IV

At the date and time of formation, there are two (2) or more members of the limited liability company.

ARTICLE V

The limited liability company shall be managed by its members.

ARTICLE VI

The street address and zip code of the principal executive office of the limited liability company and the county in which the principal executive office is located is 1030 16th Avenue South, Nashville, Davidson County, Tennessee 37212.

ARTICLE VII

The limited liability company shall have the power and authority to expel a member.

ARTICLE VIII

The members of the limited liability company and any other parties to any contribution agreement or contribution allowance agreement with the limited company shall have not have preemptive rights.

ARTICLE IX

On the occurrence of an event that terminates the continued membership of a member, if there are at least two (2) remaining members and the existence and business of the limited liability company is continued by the consent of a majority and interest of the remaining members, the limited liability company shall not be dissolved and is not required to be wound up.

2

ARTICLE X

A member may, without the consent of any other member, assign governance rights to another person already a member at the time of the assignment. Any other assignment of any governance rights is effective only if the assignment is approved by the members holding both a majority of the voting power, exclusive of the voting power held by the members seeking to make the assignment.

ARTICLE XI

The professional limited liability company shall indemnify any responsible person, manager, employee or agent made a party to a proceeding to the fullest extent permitted by the Act and applicable law, as in effect on the date hereof or as hereafter amended.

ARTICLE XII

Members may by election, appointment or otherwise, designate managers other than the chief manager and secretary, and such designated managers shall have such authority and shall perform the duties set forth in the Operating Agreement of the limited liability company.

IN WITNESS WHEREOF. these Articles of Organization have been executed on this 30th day of December, 1997, by the undersigned organizer of the limited liability company.

/s/ Jay S. Bowen
Jay S. Bowen, Organizer

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SECRETARY OF STATE CORPORATIONS SECTION JAMES K. POLK BUILDING, SUITE 1800 NASHVILLE, TENNESSEE 37243-8306	EFFECTIVE DATE: 01/24/00 TELEPHONE CONTACT: (615) 741-2286 CONTROL NUMBER: 0351419

RANDY WACHTLER

1030 16TH AVE SOUTH

NASHVILLE, TN 37212

RE: 615 MUSIC LIBRARY LLC

CERTIFICATE OF ADMINISTRATIVE DISSOLUTION

Pursuant to the provisions of Sections 48-245-302 or 48-246-502 of the Tennessee Limited Liability Company Act, this constitutes notice that the above limited liability company is hereby administratively dissolved, if a Tennessee limited liability company, or that its certificate of authority is revoked, if a foreign limited liability company , for the following reason(s):

For failure to file the Limited Liability Company Annual Report, as required by Chapter 28 of the Tennessee Limited Liability Act.

The limited liability company or its certificate of authority may be reinstated upon the elimination of the above ground(s) and the filing of an application for reinstatement. This must be done within two years of the effective date of this certificate if an out-of-state limited liability company. The limited liability name must be available and otherwise satisfy the requirements of Section 48-207-101 of the Tennessee Limited Liability Act. The reinstatement application fee is Seventy Dollars ($70.00).

[SEAL OF TENNESSEE] Department of State Corporations Section 18th Floor, James K. Polk Bldg. Nashville, TN 37243-0306	APPLICATION FOR REINSTATEMENT FOLLOWING ADMINISTRATIVE DISSOLUTION/REVOCATION	For Office Use Only

Pursuant to the provisions of §48A-44A-303 of Section 48A-45-503 of the Tennessee Limited Liability Company Act, this application is submitted to the Office of the Secretary of State, State of Tennessee, for reinstatement.

1.	The name of the Limited Liability Company is 615 Music Library LLC.

(Name change if applicable)

.

2.	The effective date of its administrative dissolution/revocation is	1/24/00
(must be month, day and year)

3.	The ground(s) for the administrative dissolution/revocation

☐ did not exist.

☒ has/have been eliminated.

[NOTE: Please mark the applicable box.]

4.	The Limited Liability Company name as listed in number one (1) satisfies the requirements of Tennessee Limited Liability Act Section 48A-7-101 or 48A-45-201, as appropriate.

5.	The limited Liability Company control number assigned by the Secretary of State, if known is 0351419.

2/3/00 Signature Date	615 Music Library Name of Limited Liability Company

Member Signer’s Capacity	/s/ Randall J. Wachtler Signature

Randall J. Wachtler Name (typed or printed)

SS-4240	RDA Pending

[SEAL OF TENNESSEE] Department of State Corporate Filings 312 Rosa L. Parks Avenue 6th Floor, William R. Snodgrass Tower Nashville, TN 37243	CHANGE OF REGISTERED AGENT/OFFICE (BY A LIMITED LIABILITY COMPANY)	For Office Use Only

        Pursuant to the provisions of §48-208-102(a) of the Tennessee Limited Liability Company Act or §48-249-110(a) of the Tennessee Revised Limited Liability Company Act, the undersigned Limited Liability Company hereby submits this application:

1.	The name of the Limited Liability Company is: 615 Music Library, LLC

2.	The street address of its current registered office is:1030 16th Avenue South, Nashville, TN 37212

3.

If the current registered office is to be changed, the street address of the new registered office, the zip code of such office, and the county in which the office is located is: 800 S. Gay Street, Suite 2021, Knoxville, TN 37929 (County of Knox)

4.	The name of the current registered agent is: Randy J. Wachtler

5.	If the current registered agent is to be changed, the name of the new registered agent is: C T Corporation System

6.	After the change(s), the street addresses of the registered office and the business office of the registered agent will be identical.

1/31/11 Signature Date	615 Music Library, LLC Name of Limited Liability Company

Authorized Person Signer’s Capacity	/s/ Paul Robinson Signature

Paul Robinson Name (typed or printed)

SS-4225 (Rev. 01/06)	Filing Fee: $20	RDA 2456